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                              ACCOUNTANTS' CONSENT



The Boards of Directors


National Medical Enterprises, Inc. and


  HEALTHSOUTH Rehabilitation Corporation:



     We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.



                                          KPMG PEAT MARWICK



Los Angeles, California


May 31, 1994